EXHIBIT 10.2

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

 Second Amended and Restated Marathon Oil Corporation Non-Officer Restricted
                                   Stock Plan
       (As Approved October 30, 2002, but Effective as of January 2, 2002)

1.        Purpose

          The objective of the Marathon Oil Corporation Non-Officer Restricted Stock Plan (the "Plan") is, through the issuance of restricted stock ("Shares"), to advance the interests of Marathon Oil Corporation, its subsidiaries, affiliates and joint ventures (the "Corporation") (a) by promoting the retention of outstanding employees, (b) by rewarding specific noteworthy achievements on the part of an employee or a group of employees, (c) by motivating employees through growth-related incentives to achieve long-term goals and (d) by aligning the interests of employees with those of the stockholders.

2.        Administration

          The Compensation and Organization Committee of the Marathon Oil Corporation Board of Directors (the "Board") or such other committee of the Board as the Board may designate to oversee the Plan (the "Authorizing Committee") shall create and authorize pools of specific numbers of Shares to be granted under the Plan by the Granting Committee. Authorizations shall be made every two years, and no authorization shall exceed 1 percent of the total shares of common stock outstanding on December 31 of the preceding year. In addition, Shares related to grants that are forfeited or cancelled before vesting shall immediately become available for grants, and these Shares, as well as any unused portion of the percentage limit of Shares available from previous authorizations, shall be carried forward and available for grants in succeeding calendar years.

          Except as otherwise set forth herein, the Plan shall be administered by the Salary and Benefits Committee of the Corporation (the "Administering Committee"). The Administering Committee shall establish its own guidelines for general administration of the Plan. Such guidelines shall be subject to review by the Law, Tax and Accounting departments. The Administering Committee shall have the power to cancel a grant made under the Plan when such cancellation is deemed appropriate. The Administering Committee may delegate to the Stock Plan Officer (as designated under the Marathon Oil Corporation 1990 Stock Plan) its duties under this Plan pursuant to such conditions or limitations as the Administering Committee may establish.

          From and after May 28, 2002, the Authorizing Committee shall authorize a committee (the "Director Committee") consisting of the employee Director(s) of the Marathon Oil Corporation Board of Directors to grant awards of specific numbers of Shares to eligible employees. The term "Granting Committee" shall refer to the Administrative Committee prior to May 28, 2002, and shall refer to the Director Committee from and after May 28, 2002.


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3.        Eligibility for Participation

          Individuals who are employed by one of the following entities and are below Salary Grade 19 shall be eligible to receive grants under the
          Plan:

              Marathon Oil Corporation and its wholly-owned direct and indirect subsidiaries, Marathon Oil Company and its wholly-owned direct and indirect subsidiaries, Marathon Ashland Petroleum LLC and its wholly-owned direct and indirect subsidiaries, Speedway SuperAmerica LLC and its wholly-owned direct and indirect subsidiaries, or any foreign entity that is wholly-owned, directly or indirectly, by Marathon Oil Corporation.

          The Granting Committee shall select from among such eligible employees those to whom Shares shall be granted and shall determine the number of Shares to be granted to each such grantee.

4.        Grants

          All grants shall be subject to such forfeiture and transfer restriction provisions as may be established by the Administering Committee. As a condition of acceptance of a grant, each employee must agree to forgo the opportunity to make an election under Section 83(b) of the Internal Revenue Code of 1986 to be taxed on the fair market value of the shares as of the date of the grant. Grantees receiving an award shall have all the rights of a stockholder of the Corporation, including the right to vote the Shares and the right to receive any cash dividends paid thereon.

5.        Source of Shares

          Shares granted under the Plan may be granted out of authorized and unissued shares, treasury shares or open-market purchases.


6.        Vesting

          Shares granted to an employee shall vest as follows: 50 percent of the Shares received pursuant to a specific grant shall vest on the second anniversary of the grant, the remaining 50 percent shall vest on the fourth anniversary of the grant. Each grant shall be subject to the condition that the employee's continuous service with the Corporation continues through the relevant anniversary date, unless terminated by reason of death. Notwithstanding anything herein to the contrary, if the grantee is eligible to participate in a change of control plan adopted by his or her employer, any provisions of such plan that relate to the vesting of restricted stock shall apply to the Shares.



7.        Adjustments

          In the event of any change in the outstanding common stock of the Corporation by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Authorizing Committee may appropriately adjust the number of Shares covered by a grant and make such other revisions to outstanding grants as it deems are equitably required.



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8.        Tax Withholding

            At the time of delivery or vesting of cash or Shares under this Plan, the Corporation, its subsidiaries, affiliates, and joint ventures shall have the right to withhold from any payment of cash or Shares under this Plan or any other available source an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. If Shares are used to satisfy withholding, such Shares shall be valued based on the fair market value when the tax withholding is required to be made from the eligible employee.


9.        Amendments

          The Administering Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding grants as are consistent with the Plan, provided that, except for adjustments under Paragraph 7 hereof, no such action shall modify a grant in a manner adverse to the grantee without the grantee's prior consent, except as such modification is provided for or contemplated in the terms of the grant. Except for the authorization or issuance of additional shares of the Corporation's common stock, the Authorizing Committee shall approve all amendments to the Plan.


10.       Awards to Employees on Non-U.S. Payrolls

          The Granting Committee shall have the power to grant awards under the Plan in the form of restricted stock units ("Units"), with each Unit representing the right to receive, at the discretion of the Authorizing Committee, either one share of the Corporation's common stock ("Common Stock"), or a cash payment equal to the fair market value of a share of Common Stock subject to certain conditions. Grantees receiving Units shall have the right to receive cash dividend equivalents equal in value to any cash dividends paid on the shares of Common Stock represented by the Units but shall have no voting rights with respect to such Units. Upon the vesting of Units under Paragraph 6 hereof, the vested Units shall be cancelled and each grantee shall be entitled to receive payment in one of the following forms at the discretion of the Granting Committee: (i) a number of shares of Common Stock equal to the number of vested Units, or (ii) a cash payment equal to the fair market value of the number of shares of Common Stock equal to the number of vested Units as determined on the date of vesting. Thereafter each grantee who receives payment in the form of shares of Common Stock shall have all the rights of a stockholder of the Corporation, including the right to vote such shares of Common Stock. Except as otherwise noted in this Paragraph 10, Units granted hereunder shall be subject to the provisions of Paragraphs 1 through 9 of the Plan; provided however, that the terms and conditions of such Units shall be subject to the rules and regulations of applicable U.S. and foreign laws (including, but not limited to tax withholding, resale restrictions, and transferability), and shall be administered at all times in accordance with such applicable laws.

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11.       Effective Date

          This amended and restated Plan is approved this 30th day of October, 2002, but is effective as of January 2, 2002, and supercedes the prior Plan document effective on that date.